Exhibit 99.4

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
ONE STARPOINT
STAMFORD, CT 06902

VOTE BY PROXY BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the Special Meeting date or any cut-off date described in the proxy statement. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PROXY BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the Special Meeting date or any cut-off date described in the proxy statement. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY PROXY BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or send it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE CONFIRMATION
You may confirm that your instructions were received and included in the final tabulation to be issued at the Special Meeting on ___, 2016, via the ProxyVote Confirmation link at www.proxyvote.com by using the information printed in the box marked by the arrow → XXXX XXXX XXXX XXXX. Vote confirmation is available 24 hours after your vote is received beginning ___, 2016, with the final vote tabulation remaining available through ___, 2016.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M99501-S42044

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

The Board of Directors recommends you vote **"FOR"** proposals 1 and 2.

	For	Against	Abstain
1. To approve the transactions contemplated by the Agreement and Plan of Merger, dated as of November 15, 2015, by and among Starwood, Marriott International, Inc., a Delaware corporation ("Marriott"), Solar Merger Sub 1, Inc., a wholly owned direct subsidiary of Starwood ("Holdco"), Solar Merger Sub 2, Inc., a wholly owned direct subsidiary of Holdco ("Starwood Merger Sub"), Mars Merger Sub, Inc., a wholly owned direct subsidiary of Marriott ("Marriott Corporate Merger Sub"), and Mars Merger Sub, LLC , a wholly owned direct subsidiary of Marriott. Those transactions include the merger of Starwood Merger Sub with and into Starwood, with Starwood continuing as the surviving corporation and a wholly owned subsidiary of Holdco, and the merger of Marriott Corporate Merger Sub with and into Holdco, with Holdco continuing as the surviving corporation and a wholly owned subsidiary of Holdco, and the merger of Marriott Corporate Merger Sub with and into Holdco, with Holdco continuing as the surviving corporation and a wholly owned subsidiary of Marriott.	☐	☐	☐
2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Starwood's named executive officers in connection with the combination transactions.	☐	☐	☐

NOTE: In their discretion, the proxy holders will vote on such other business as may properly come before the meeting or any postponement or adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice & Proxy Statement is available at www.proxyvote.com.
M99502-S42044 STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Proxy solicited by the Board of Directors for 2016 Special Meeting of Stockholders and any postponement or adjournment thereof
I, a stockholder of Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (“Starwood”), hereby appoint Thomas B. Mangas, Bruce W. Duncan and Kenneth S. Siegel, or each of them, proxies and attorneys-in-fact, with full power of substitution, to attend and represent me at the Special Meeting of Stockholders of Starwood, to be held at the _______________, on _____, 2016, at ___ [a.m.] [p.m.] local time, and at any adjournment or postponement thereof, and to cast on my behalf all votes that I am entitled to cast at such meeting as I direct on the reverse side of this card. I hereby acknowledge receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement, the terms of which are incorporated by reference, and revoke any proxy previously given by me with respect to such meeting. This proxy will be voted as directed, or if no direction is indicated, the proxy holders will vote the shares represented by this proxy “FOR” Proposals 1 and 2 and in the discretion of the proxy holders on any other matter that may properly come before the meeting.
Continued and to be signed on reverse side